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                                                                  EXHIBIT (C)(3)

                                   GUARANTEE

     As an inducement to Vallen Corporation, a Texas corporation (the "Company"), to enter into, and consummate the transactions contemplated by, the Agreement and Plan of Merger, dated as of November 14, 1999 (the "Merger Agreement"), by and among the Company, HAGEMEYER P.P.S. NORTH AMERICA, INC., a Texas corporation ("Parent"), and SHIELD ACQUISITION CORP., a Texas corporation ("Purchaser"), HAGEMEYER N.V., a corporation organized under the laws of the Netherlands ("Hagemeyer"), hereby unconditionally, absolutely and irrevocably guarantees to the Company and any third party beneficiaries under the Merger Agreement (to the extent of their third party beneficiary rights thereunder) the full and punctual payment and performance of all covenants, agreements, obligations and liabilities of Parent, Purchaser and the Surviving Corporation (as defined in the Merger Agreement) contained in the Merger Agreement or in connection with the Offer, the Merger (as both are defined in the Merger Agreement) and the other transactions contemplated by the Merger Agreement.
This is a guarantee of payment and performance and not collectibility.
Hagemeyer is the primary obligor under this Guarantee. Hagemeyer hereby waives diligence, presentment, demand of performance, filing of any claim, any right to require any proceeding for and against Parent, Purchaser or the Surviving Corporation, protest, notice and all demands whatsoever in connection with the performance of its obligations herein.

     Hagemeyer hereby represents and warrants that:

     (a) Hagemeyer is a corporation duly incorporated, validly existing and in good standing under the laws of the Netherlands and has all corporate power and authority to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) on Hagemeyer or a material adverse effect on the ability of Hagemeyer to perform its obligations hereunder or consummate the transactions contemplated hereby.

     (b) Hagemeyer has the requisite corporate power and authority to enter into this Guarantee. The execution and delivery of this Guarantee by Hagemeyer has been duly authorized by the Supervisory Board of Hagemeyer, and no other corporate proceedings on the part of Hagemeyer is necessary to authorize this Guarantee or the performance by Hagemeyer of its obligations hereunder.

     (c) This Guarantee has been duly executed and delivered by Hagemeyer and constitutes a valid and binding obligation of Hagemeyer, enforceable against Hagemeyer in accordance with its terms.

     (d) The execution and delivery of the Guarantee by Hagemeyer do not and the performance of its obligations hereunder and compliance with the provisions hereof will not (x) violate any of the provisions of the certificate or articles of incorporation or by-laws (or similar documents) of Hagemeyer or any of its subsidiaries (as defined in the Merger Agreement), in each case as amended to the date of this Guarantee, (y) subject to the governmental filings and other matters referred to in Section 5.4 of the Merger Agreement, violate, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a material obligation, a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture, or other agreement, permit, concession, franchise, license or other instrument or undertaking to which Hagemeyer or any of its subsidiaries is a party or by which Hagemeyer or any of its subsidiaries or any of their respective assets is bound or affected, or (z) subject to the governmental filings and other matters referred to in Section 5.4, violate any law, rule or regulation applicable to Hagemeyer, or any order, writ, judgment, injunction, decree, determination or award applicable to Hagemeyer currently in effect, which, in the case of clauses (y) and (z) above, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Hagemeyer or its ability to perform under the Guarantee.

     (e) No consent, approval, order or authorization of, or declaration, registration or filing with, or notice to, any Governmental Entity (as defined in the Merger Agreement) which has not been received or made is required by or with respect to Hagemeyer or any of its subsidiaries in connection with the execution and delivery of this Guarantee by Hagemeyer or the performance by Hagemeyer of its obligations hereunder, except for the governmental filings and other matters referred to in Section 5.4 of the Merger Agreement.

     Hagemeyer agrees to perform the covenants set forth in Section 8.1 of the Merger Agreement as if it were a party thereto. Hagemeyer agrees that it shall cooperate with Parent and Purchaser to fulfill their obligations under the HSR Act (as defined in the Merger Agreement) with respect to the transactions contemplated by the Merger Agreement.

     Hagemeyer agrees, in its capacity as sole shareholder of Parent, to cause Parent in its capacity as sole shareholder of Purchaser to approve and adopt the Merger, the Merger Agreement and the transactions contemplated thereby.

     This Guarantee shall be governed by, and construed in accordance with, the laws of the State of Texas, without reference to its conflict of laws provisions, and the Hagemeyer hereby (i) submits to the exclusive jurisdiction of the state civil district court in and for Harris County in the State of Texas (or, if such court lacks subject matter jurisdiction, any appropriate state or federal court in Harris County in the State of Texas), for purposes of any action arising from, relating to, or growing out of this Guarantee, (ii) agrees that it shall not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it shall not bring any such action other than in the state civil district court in and for Harris County in the State of Texas (or if such court lacks subject matter jurisdiction, any appropriate state or federal court in Harris County of the State of Texas). Hagemeyer acknowledges that service or delivery to CT Corporation in Houston, Texas, whom Hagemeyer hereby appoints as its agent for service of process and agrees to engage, shall constitute good and sufficient service. Such appointment by Hagemeyer shall be solely for the purposes set forth in this Guarantee and shall not be deemed an appointment for any other purpose. Hagemeyer's agreement to be subject to service of process as provided above shall be effective only for the purpose of the Company's

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enforcement of this agreement and no third party beneficiary rights shall arise to any third party beneficiary for it to seek to use this agreement as Hagemeyer's admission for any other matter that Hagemeyer is doing business in Texas or that Hagemeyer is subject to service of process in Texas for any other purpose. Nothing herein shall be construed to require Hagemeyer to maintain any assets in the United States.

     IN WITNESS WHEREOF, Hagemeyer has executed and delivered this Guarantee as of the _____ day of __________, 1999.

                                 HAGEMEYER N.V.


                                 By:
                                    ------------------------------
                                 Name:
                                       ---------------------------
                                 Title:
                                       ---------------------------



                                 In the presence of:

                                 By:
                                    ------------------------------
                                 Name:
                                       ---------------------------
                                 Title:
                                       ---------------------------

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